EXHIBIT 99.1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Einstein Noah Restaurant Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 14, 2007.

GREENLIGHT CAPITAL, L.L.C.
By:	/s/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

GREENLIGHT CAPITAL, INC.
By:	/s/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

GREENLIGHT CAPITAL, L.P.
By:	Greenlight Capital, L.L.C., its general partner

By:	/s/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.
By:	Greenlight Capital, L.L.C., its general partner

By:	/s/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE, LTD.
By:	Greenlight Capital, Inc., its investment advisor

By:	/s/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

DME ADVISORS, L.P.
By:	DME Advisors GP, L.L.C., its general partner

By:	/S/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

DME ADVISORS GP, L.L.C.
By:	/S/ DANIEL ROITMAN
Daniel Roitman, Chief Operating Officer

/s/ DANIEL ROITMAN
Daniel Roitman, on behalf of David Einhorn